EXHIBIT 2.4

                   AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

         Amendment No. 3 to Asset Purchase Agreement (the "Amendment") is entered into as of this 17th day of June, 1999 by and among American United Global, Inc. ("AUGI"), Connectsoft Communications Corporation ("CCC"), Connectsoft Holding Corp. ("Connectsoft"), Executive TeleCard, Ltd., doing business as eGlobe ("EXTEL"), C-Soft Acquisition Corp. (the "Buyer") and Vogo Networks, LLC, a Delaware limited liability company of which eGlobe is the only member ("Vogo LLC").

         WHEREAS, AUGI, CCC, Connectsoft, EXTEL and the Buyer entered into an Asset Purchase Agreement dated July 10, 1998 (the "Purchase Agreement"); and

         WHEREAS, the parties desire to make certain amendments to the Purchase Agreement.

         NOW THEREFORE, the parties hereto do hereby agree as follows:

         1. Vogo LLC shall be substituted for C-Soft Acquisition Corp. for all purposes under the Purchase Agreement and shall be the "Buyer" thereunder. All references in the representations and warranties of Vogo LLC (as the Buyer) shall be deemed to refer to Vogo LLC being a newly formed (on May 13, 1999) Delaware limited liability company of which eGlobe is the only member, and of the Agreement being a valid and binding obligation of Vogo LLC from and after execution of this Amendment by the parties hereto. The references to the Buyer and corporate documents and certificates of the Buyer in Section 11.2(b)(i) through (iv) shall be deleted in their entirety.

         2. The Purchase Agreement shall be amended by adding to the definition of "Assets", as Section 1.1(h) (and moving the "and" from after Section 1.1(f) to after Section 1.1(g)), the following:

             (h) Not less than $300,000 in cash, and a Note in the amount of $200,000 of which AUGI is the maker, due in full (without interest)

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         on July  15,  1999  (the "AUGI  Note"), which Note will  be in the form attached hereto as Exhibit C."

         3. The Purchase  Agreement shall be amended by adding,  at the  end  of
Section 1.2(a), the following:

         (other than the $300,000 in cash and AUGI Note referred to in Section 1.1(h))."

         4. The Purchase Agreement shall be amended by replacing Schedule 2.1 of the Purchase Agreement, which refers to (and defines) the Assumed Liabilities, and Schedule 5.8 of the Purchase Agreement, which refers to Material Contracts, with the Schedules attached hereto as Schedules A and B. For the avoidance of doubt, the parties acknowledge and agree that the liabilities listed on Schedule A shall not include any obligations of AUGI, CCC or Connectsoft to UPS or any of its affiliates ("UPS Liabilities"), and that such obligations shall not be Assumed Liabilities for purposes of the Purchase Agreement.

         5. Section 2.2 of the Purchase Agreement and Exhibit C referred to therein shall be amended by deleting all of said section and exhibit in their entirety.

         6. Section 3.1 of the Purchase Agreement shall be amended by deleting all of said section and replacing the deleted language with a new Section 3.1 that reads as follows:

             "3.1 Consideration to the Seller. The entire purchase price for the Assets (the "Consideration") shall consist of (i) the assumption by the Buyer of the Assumed Liabilities, and the Buyer's agreement to pay and perform, when due, all of such Assumed Liabilities; (ii) the issuance by EXTEL of one (1) share of its 6% Series H Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share, of EXTEL ("EXTEL Convertible Preferred Stock"), the terms of which are set forth in the Certificate of Designations for the EXTEL Convertible Preferred Stock in the form attached hereto as Exhibit D; and (iii) a Note, in the form attached hereto as Exhibit E (the "EXTEL Note"), in the amount of $500,000, of which $200,000 is contingent upon the payment in full by AUGI under the $200,000 AUGI Note."

         7.  The Purchase Agreement shall be amended by adding new Sections 6.3,
6.4 and 6.5 that read as follows:

             6.3 No Registration Under the Securities Act. AUGI and the Seller understand that the shares of EXTEL Convertible Preferred Stock and the EXTEL Note to be issued under this Agreement have not been and will not be registered under the Securities Act of 1933, as

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         amended   (the   "Securities   Act"),  in  reliance   upon   exemptions
         contained in the Securities Act or interpretations thereof, and neither such shares of EXTEL Convertible Preferred Stock, the EXTEL Common
         Stock   issuable   upon   conversion   thereof,   nor  the  EXTEL  Note
         (collectively, the "EXTEL Securities"), can be offered for sale, sold or otherwise transferred unless such shares or note are so registered or qualify for exemption from registration under the Securities Act.

             6.4 Acquisition for Investment. The EXTEL Securities are being (or will be) acquired in good faith by the Seller and AUGI solely for their own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The EXTEL Securities will not be offered for sale, sold or otherwise transferred by the Seller or AUGI without either registration or exemption from registration under the Securities Act.

             6.5 Evaluation of Merits and Risks of Investment. The Seller and AUGI have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment in the EXTEL Securities Stock. The Seller and AUGI understand and are able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such shares for an indefinite period of time). AUGI and the Seller (as a corporation wholly owned by AUGI) are "accredited investors" as defined in Regulation D promulgated under the Securities Act. The Seller and AUGI confirm that EXTEL has made available to them and their representatives and agents the opportunity to ask questions of the officers and management employees of EXTEL about the business and financial condition of EXTEL as the Seller and AUGI or their representatives have requested.

         8. Sections 9.6 and 9.7 of the Purchase Agreement and Exhibits D and E referred to therein shall be amended by deleting all of said sections and exhibits in their entirety, and any promissory note delivered to AUGI under the Purchase Agreement, or the Management Agreement dated as of July 1998 among certain of the parties hereto (in each case as amended), is hereby superseded (and canceled) by the transactions contemplated hereby, and shall be marked "Void" and returned to the maker thereof.

         9. Section 13.2(c) of the Purchase Agreement shall be amended by replacing the reference to June 30, 1999 with the date that is one year from the date hereof.


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


         10. Sections 14.1 and 14.2 of the Purchase Agreement shall be amended by deleting all of said Sections and replacing the deleted language with new Sections 14.1, 14.2, 14.3 and 14.4 (and existing Sections 14.3 and 14.4, and references thereto, shall be renumbered appropriately) that read as follows :

             "14.1 Indemnification of the Seller and AUGI for Assumed Liabilities. The Buyer does hereby irrevocably, absolutely and unconditionally indemnify, defend and hold harmless the Seller and AUGI, and each of them, individually and severally, to the fullest extent permitted by law, from and against any claim against the Seller or AUGI in respect of any act, omission, neglect, breach or failure by Buyer to timely and fully pay and perform each and every one of the Assumed Liabilities and Material Contracts, when due ("AUGI Group Assumed Liability Indemnified Amounts"). The Buyer covenants and agrees to fully pay each of the Seller and AUGI, within twenty-four (24) hours of written demand therefor, for any payments made or amounts which the Seller or AUGI becomes legally obligated to pay (and reimburse Seller and AUGI, to the extent payment is made by them) in connection with any of the AUGI Group Assumed Liability Indemnified Amounts.

             "14.2 Indemnification by EXTEL for Certain Assumed Liabilities. EXTEL does hereby irrevocably, absolutely and unconditionally indemnify, defend and hold harmless AUGI from and against any claim against AUGI in respect of any act, omission, neglect, breach or failure by Buyer to timely and fully pay, when due, those Assumed Liabilities which consist of liabilities to T&W which are guaranteed by or primary obligations of AUGI ("AUGI Direct Obligations"). EXTEL covenants and agrees to fully pay AUGI, within twenty-four (24) hours of written demand therefor, for any payments made or amounts which AUGI becomes legally obligated to pay (and reimburse AUGI, to the extent payment is made by it) in connection with any of the AUGI Direct Obligations. Notwithstanding the foregoing, the obligations of EXTEL under this Section 14.2 shall be unsecured and subordinated in all respects to EXTEL's existing and future obligations to IDT Corporation and to EXTL Investors.

             14.3 Indemnification of the Seller and AUGI for Certain Taxes. EXTEL does hereby irrevocably, absolutely and unconditionally indemnify, defend and hold harmless the Seller and AUGI, and each of them, individually and severally, to the fullest extent permitted by law, from and against any claim against the Seller or AUGI as a result of, arising from or in connection with any claim by any taxing authority for Taxes of or relating to EXTEL, including (but not limited to) all Taxes attributable to the business and operations of EXTEL

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         prior to the Closing Date (the "AUGI Group  Indemnified  Tax Amounts").
         For purposes of this Agreement, "Taxes" shall mean all federal, state, county, local and other taxes, including, without limitation, income taxes, estimated taxes, withholding taxes, excise taxes, sales taxes, use taxes, gross receipt taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income, and all deficiencies or other additions to tax, interest and penalties owed by it in connection with any such taxes. EXTEL covenants and agrees to fully pay and reimburse each of the Seller and AUGI, within twenty-four (24) hours of written demand therefor, for any payments made or amounts which the Seller or AUGI becomes legally obligated to pay in connection with the AUGI Group Indemnified Tax Amounts.

             14.4 Indemnification of the Buyer and EXTEL. Each of AUGI, Connectsoft and CCC does hereby jointly and severally, irrevocably, absolutely and unconditionally indemnify, defend and hold harmless the Buyer and EXTEL from and against (i) any claim against EXTEL as a result of, arising from or in connection with any claim by any taxing authority for Taxes of or relating to AUGI, Connectsoft or CCC, including (but not limited to) all Taxes attributable to the business and operations of any of them prior to the Closing Date (the "EXTEL Group Indemnified Tax Amounts"), and (ii) any claim against the Buyer or EXTEL in respect of any act, omission, neglect, breach or failure by AUGI, Connectsoft or CCC to timely and fully pay, when due, UPS Liabilities. Each of AUGI, Connectsoft and CCC jointly and severally covenants and agrees to fully pay and reimburse the Buyer and EXTEL, as appropriate, within twenty-four (24) hours of written demand therefor, for any payments made or amounts which the Buyer or EXTEL becomes legally obligated to pay in connection with any UPS Liabilities."

         11. AUGI and the Seller shall, and shall ensure that their respective affiliates shall, afford to EXTEL and the Buyer, and their respective officers, employees, accountants, consultants and legal counsel, access at any time and from time to time following the date hereof, but during business days and normal business hours, to the books, records and other information (including without limitation, operating and financial information), contracts, facilities and premises relating to the Assets, the Seller and all other companies, divisions or other entities or portions thereof that EXTEL and Buyer may reasonably request for purposes of preparing audited financial statements pursuant to EXTEL's reporting requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Securities Laws"), make available the personnel, accountants and other representatives having knowledge regarding the same and cooperate with and furnish assistance to EXTEL and the Buyer (provided that

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AUGI   and  the  Seller  shall not be obligated to incur any non-minimal cost or expense), as EXTEL or the Buyer may reasonably request in connection with the preparation of financial statements with respect to the Assets and Assumed Liabilities and the business represented thereby being acquired under the Purchase Agreement. In connection with an audit of such financial statements, if required, AUGI and its financial and other management agree to provide certain representations in the form of a representation letter to BDO Seidman, LLP, independent certified public accountants, in accordance with generally accepted auditing standards. The provision of such financial statement representations and information and assistance shall be reasonably prompt. AUGI and the Seller shall ensure that none of such information is destroyed during the three year period commencing on the closing date unless EXTEL and the Buyer have been afforded a reasonable opportunity to obtain and make copies of the information.

Any document or information produced or disclosed pursuant to this Section 11 in any form is Confidential Information and EXTEL and Buyer shall not permit the duplication, use, or disclosure of any such Confidential Information by or to any third party (other than officers, employees, accountants, consultants and legal counsel) except as required pursuant to the Securities Laws and permitted hereunder, unless such duplication, use or disclosure is specifically authorized by AUGI or the Seller in writing prior to any disclosure. EXTEL and Buyer shall use commercially reasonable diligence, and in no event less than that degree of care that such party uses in respect to its own confidential information of like nature, to prevent the unauthorized disclosure or reproduction of such information.

         12. EXTEL and the Buyer have previously delivered to the Seller and AUGI true and correct copies of its Annual Report on Form 10K, filed April 16, 1999 and Registration Statement on Form S-1 effective May 28, 1999 (the "Recent Public Filings"). The Recent Public Filings comply as to form with the disclosure requirements applicable thereto and do not contain any false and misleading statement or omit any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Since the date of the most recent of the Recent Public Filings, (a) there has been no material change in the capitalization of EXTEL or the Buyer,
(b) the businesses of EXTEL, the Buyer and their respective subsidiaries have been operated in the normal course, and (c) there has been no material adverse change in the financial condition, operations or businesses of EXTEL, the Buyer, and their respective subsidiaries (taken as a consolidated whole) from that reflected in such report (except as indicated in any later filing with the Securities and Exchange Commission).

         13. Copies of all notices to the Buyer shall be sent to the Buyer at its principal place of business, attention "President."

         14. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Purchase Agreement. All terms and provisions

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

of the Purchase Agreement and amendments thereto, as amended hereby, shall continue in full force and effect, and are hereby confirmed in all respects.

         15. This Amendment No. 3 to Asset Purchase Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement. The descriptive headings in this Amendment No. 3 to Asset Purchase Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         16. This Amendment No. 3 to Asset Purchase Agreement is governed by, and shall be construed in accordance with, the laws of the State of Delaware.













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


                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                             AMERICAN UNITED GLOBAL, INC.


                             By:__________________________________
                             Name/Title:__________________________

                             CONNECTSOFT COMMUNICATIONS
                                CORPORATION


                             By:__________________________________
                             Name/Title:__________________________

                             CONNECTSOFT HOLDING CORP.


                             By:__________________________________
                             Name/Title:__________________________

                             C-SOFT ACQUISITION CORP.


                             By:__________________________________
                             Name/Title:__________________________

                             EXECUTIVE TELECARD, LTD.


                             By:__________________________________
                             Name/Title:__________________________


                             VOGO NETWORKS, LLC
                             BY ITS MEMBER:


                             EXECUTIVE TELECARD, LTD.

                             By:__________________________________


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